EXHIBIT 3.2
                                    DELAWARE
                                THE FIRST STATE

     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "TOP GROUP HOLDINGS, INC.", CHANGING ITS NAME FROM "TOP GROUP HOLDINGS, INC." TO "SOYODO GROUP HOLDINGS, INC.", FILED IN THIS OFFICE ON THE TWELFTH DAY OF JULY, A.D. 2005, AT 12:43 O'CLOCK P.M.

     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.











[ SEAL]                               /s/Harriet Smith Windsor
                                      --------------------------------
                                      Harriet Smith Windsor, Secretary of State


3624374  8100                         AUTHENTICATION: 4016379

050574965                             DATE: 07-13-05

STATE OF DELAWARE
Secretary of State
Division of Corporations
Delivered 12:43PM 07/12/2005
Filed 12:43PM 07/12/2005
SRV 050574965 - 3624374 File


                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF

                            TOP GROUP HOLDINGS, INC.

     The  undersigned  corporation,   in  order  to  amend  its  Certificate  of
Incorporation, hereby certifies as follows:

FIRST:    The name of the Corporation is:

                            TOP GROUP HOLDINGS, INC.


SECOND: The corporation hereby amends its Certificate of Incorporation as follows:

     Paragraph First of the Certificate of Incorporation, relating to the name of the Corporation is hereby amended to read as follows:

                  FIRST:   The name of the corporation is:

                           SOYODO GROUP HOLDINGS, INC.


THIRD: The amendment effected herein was authorized by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote thereon at a meeting of shareholders pursuant to Sections 222 and 242 of the General Corporation Law of the State of Delaware.


IN WITNESS WHEREOF, I hereunto sign my name and affirm that the statements made herein are true under the penalties of perjury this 11th day of July, 2005.

                                            s/Ru-Hua Song
                                            ----------------------
                                            Ru-Hua Song, President